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                                                                      Exhibit 21

                             ALLFIRST FINANCIAL INC

                           Subsidiaries of Registrant
                                December 31, 2001

                                                                Jurisdiction of
Name                                                            Incorporation
----                                                            -------------
Allfirst Bank                                                   Maryland
     Allfirst Annuities Agency Corporation                      Maryland
     Allfirst Brokerage Corporation                             Maryland
     Allfirst Insurance Corporation                             Maryland
     Allfirst Trust Company National Association                United States
         Allfirst Trust Company of Pennsylvania N.A.            United States
     Allfirst Realty Holding, Inc.                              Virginia
         Allfirst Mortgage Trust                                Maryland
     Allied Investment Advisors, Inc.                           Maryland
     CCS Ireland, Ltd.                                          Delaware
     Community Counselling Services Co., Inc                    New York
         CCS Canada LLC                                         Delaware
         Community Charitable Counselling Service Canada, Inc.  Canada
     Community Counselling Service Ltd.                         Delaware
     EMS Financial, Inc.(fka Eastern Mortgage Services, Inc.)   Pennsylvania
     First Maryland Bancorp Fund, L.P (indirect ownership)      Delaware
     Sussex Capital Corporation                                 Delaware
     WMATA 1998 - 1/st/M-B4 Trust                               Maryland
     CH Bowie Park, Limited                                     Maryland
     CH Naples, L.L.C.                                          Maryland
     CH Residential Properties, L.L.C.                          Maryland
     CH Wyemoor Limited L.L.C.                                  Maryland
     Cheasapeake Holdings Company                               Maryland
         CH Naples, L.L.C.                                      Maryland
         CH Wyemoor Limited, L.L.C.                             Maryland
         Chesapeake Holdings Belmont, L.L.C.                    Maryland
         Chesapeake Holdings Rainbow, L.L.C. (inactive)         Maryland
         Chesapeake Holdings Riva Road, L.L.C.                  Maryland
     Chesapeake Holdings 198, L.L.C.                            Maryland
     Chesapeake Holdings Belmont, L.L.C.                        Maryland
     Chesapeake Holdings Fort Myers, Limited Corporation        Maryland
     Chesapeake Holdings Frankford LLC                          Maryland
     Chesapeake Holdings Nottoway, Limited                      Maryland
     Chesapeake Holdings Radio, Limited                         Maryland
     Chesapeake Holdings Rainbow, L.L.C. (inactive)             Maryland
     Chesapeake Holdings Riva Road, L.L.C.                      Maryland
     Chesapeake Holdings Riverside, Limited                     Maryland
     Chesapeake Holdings S.C., L.L.C.                           Maryland

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   Chesapeake Holdings Somerset, L.L.C.                      Maryland
   Chesapeake Holdings Sun Marine, Limited (inactive)        Maryland
   Chesapeake Holdings Winchester, Limited                   Maryland
   Financial Land Company (inactive)                         Pennsylvania
   Republic Loan Holdings, L.L.C.
       f/k/a FMB Real Estate Loan Holdings, L.L.C.           Maryland
   York Outlet, Limited                                      Maryland
   York Realty Holding Company, Inc.                         Maryland
   York East Manchester Land, Inc.
       f/k/a York Elizabethtown Land, Inc.                   Pennsylvania
Allfirst Financial Center National Association               United States
Allfirst Foundation, Inc.                                    Maryland
Allfirst Leasing Corporation                                 Maryland
Allfirst Life Insurance Corporation                          Arizona
Allfirst Mortgage Corporation                                Maryland
Allfirst Preferred Capital Trust                             Delaware
       Allfirst Preferred Asset Trust                        Delaware
Compania La Proa, Ltd.                                       British West Indies
   Bemberg Industrial, S.A. (B.I.S.A.)(Indirect Ownership)   Argentina
First Center Corporation                                     Maryland
   Five East Redwood Street LLLP                             Maryland
   17 South Charles Street Associates LLLP                   Maryland
   19 South Charles Street Associates LLP                    Maryland
   Pratt-Greene Associates Limited Partnership
       (Indirect Ownership)                                  Maryland
First Greene Corporation                                     Maryland
   Five East Redwood Street LLLP                             Maryland
   17 South Charles Street Associates LLLP                   Maryland
   19 South Charles Street Associates LLP                    Maryland
   Pratt-Greene Associates Limited Partnership
       (Indirect Ownership)                                  Maryland
First Maryland Capital I                                     Delaware
First Maryland Capital II                                    Delaware
First Maryland Commercial Holdings Corporation               Maryland
First Maryland Holdings Corporation                          Maryland
   First Manufactured Housing Credit Corporation             New York
       First Carolina Financial Corporation                  South Carolina
First Maryland Personnel Services, Inc.                      Maryland
First National Mortgage Corporation                          Maryland
Indian River Capital Corporation                             Delaware
Miranda Holdings, Ltd                                        Isle of Man
Williams, Daniels & Associates, Inc.
       f/k/a  First Maryland Agency Incorporated             Maryland
Zirkin-Cutler Investments, Inc.                              Maryland